UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2015

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into a Rights Agreement is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The Board of Directors (the “Board”) of VAALCO Energy, Inc., a Delaware corporation (the “Company”), declared a dividend of one right (a “Right”) for each of the Company’s issued and outstanding shares of common stock, $0.10 par value per share (“Common Stock”). The dividend will be paid to the stockholders of record on October 7, 2015 (the “Record Date”). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one ten-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $7.20 (the “Exercise Price”), subject to certain adjustments. The description and terms of the Rights are set forth in the Rights Agreement dated as of September 26, 2015 (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The Rights will not be exercisable until the earlier to occur of (i) the tenth business day following a public announcement or filing that a person has, or group of affiliated or associated persons or persons acting in concert (as defined in the Rights Agreement) have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Company’s outstanding shares of Common Stock, subject to certain exceptions, or (ii) the tenth business day (or such other date as may be determined by action of the Board prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act, are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Common Stock are directly or indirectly held by counterparties to the derivatives contracts.

With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock. Until the earlier of the Distribution Date and the Expiration Date, as described below, the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such Right Certificates alone will evidence the Rights.

The Rights, which are not exercisable until the Distribution Date, upon the earliest to occur of (i) the close of business on September 25, 2016; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (iv) the time at which the Rights are terminated upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board prior to any person becoming an Acquiring Person (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).

Each Preferred Stock will be entitled to a preferential per share quarterly dividend rate equal to the greater of (i) $1.00 or (ii) 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions. Each Preferred Stock will entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Stock will be entitled to receive 10,000 times the amount received per one share of Common Stock.

The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of the earnings or retained earnings of the Company) or of subscription rights, options or warrants (other than those referred to above). The number of outstanding Rights and the number of one ten-thousandths of a Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

In the event that, after a person or a group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company having a value at the time of that transaction equal to two times the Exercise Price.

With certain exceptions, no adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one ten-thousandth of a Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the trading day immediately prior to the date of exercise.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board, at its option, may exchange each Right (other than Rights owned by such person or group of affiliated or associated persons which will have become void) in whole or in part, at an exchange ratio of one share of Common Stock per outstanding Right (subject to adjustment).

At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

Immediately upon the action of the Board electing to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Board may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (a) cure ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions or (d) make additional changes to the Rights Agreement that the Board deems necessary or desirable. However, from and after any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

The information set forth below under “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” with respect to the amendment and restatement of the bylaws of the Company is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock (the “Certificate of Designations”). The Certificate of Designations is filed with the Secretary of State of the State of Delaware. See the description in Item 1.01 (which incorporates by reference Item 3.03) of this Current Report on
Form 8-K for a more complete description of the rights and preferences of the Preferred Stock.

The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the Certificate of Designations herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

On September 26, 2015, the Board adopted Amended and Restated Bylaws (the “Bylaws”) of the Company. The Bylaws were effective immediately and include among other things, the following changes:

•	Clarifying the advance notice requirements.

•	Providing for additional procedural requirements in respect of stockholder action by written consent.

•	Clarifying the procedures for the cancellation, postponement, rescheduling and adjournment of any meeting of stockholders.

•	Clarifying the appointment of a chairman for stockholder meetings and such chairman’s authority.

•	Clarifying the confidentiality obligations of directors.

•	Designating the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On September 28, 2015, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of VAALCO Energy, Inc.

3.2	Second Amended and Restated Bylaws of VAALCO Energy, Inc.

4.1	Rights Agreement dated as of September 26, 2015 between VAALCO Energy, Inc. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release of VAALCO Energy, Inc. dated September 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

Date: September 28, 2015	By:	/s/ Eric J. Christ
	Name:	Eric J. Christ
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of VAALCO Energy, Inc.

3.2	Second Amended and Restated Bylaws of VAALCO Energy, Inc.

4.1	Rights Agreement dated as of September 26, 2015 between VAALCO Energy, Inc. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release of VAALCO Energy, Inc. dated September 28, 2015.